December 21, 1999

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Dear Mr. Solomon:

     This letter sets forth the agreement of Capital Guardian Trust Company, on behalf of certain client accounts (the "PURCHASER") and Valence Technology, Inc. (the "COMPANY") regarding the purchase by the Purchaser from the Company of the Company's common stock (the "COMMON STOCK") on the date hereof. The parties agree as follows:

     1. This agreement relates to the purchase by the Purchaser of 2,133,333 shares (the "SHARES") of the Company's Common Stock for an aggregate purchase price of $32,000,000.00 (thirty two million dollars and 00/100 US dollars), which purchase is being settled by the parties on or before December 23, 1999.

     2. The Company represents and warrants that (a) the shares of Common Stock issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a registration statement on Form S-3, Commission File Number 333-76589 (the "REGISTRATION STATEMENT"); and (b) the Company will file a prospectus supplement to the Registration Statement in connection with the transaction in accordance with the provisions of Rule 424(b) under the Securities Act of 1933, as amended.

     3. The Purchaser represents that it has received a copy of the prospectus supplement in the form to be filed with the Securities and Exchange Commission.

     4. The Company covenants that it will not use the proceeds from the issuance and sale of the Shares voluntarily to fund, in part or in whole, a settlement of the class action litigation filed in the United States District Court for the Northern District of California and which is currently pending against the Company.

     5. The Purchaser represents and warrants that it has conducted due diligence to its sole satisfaction in connection with the purchase of the Shares. The Purchaser has relied upon an independent investigation made by it and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, all material contracts and documents of the Company and to ask all questions it deemed appropriate of officers and directors of the Company. In making its investment decision to purchase the Shares, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement.

     6. The Company shall file with NASDAQ National Market an application for the listing of the shares of Common Stock to be purchased hereby.

     7. The Company will promptly notify the Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     8. This agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock by the Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

     9. Delivery of an executed copy of a signature page to this agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this agreement and shall be effective and enforceable as the original.

     10. The effectiveness of this Agreement is conditioned upon the execution and delivery of the Placement Agency Agreement between CIBC World Markets Corp. and the Company.


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     Please execute a copy of this letter which, when executed by the Purchaser, will constitute an agreement between the Company and the Purchaser.

                                       Very truly yours,

                                       COMPANY:
                                       VALENCE TECHNOLOGY, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

AGREED TO:

PURCHASER:
CAPITAL GUARDIAN TRUST COMPANY

By:
     -----------------------------------
     Name:
     Title:


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